UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 29, 2019
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
2019 Annual Long-Term Incentive Grants
On March 29, 2019, the Compensation Committee of the Board of Directors of the Company granted long-term incentive (“LTI”) awards under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, to the Company's executive officers. The long-term incentive awards are comprised of (i) restricted stock units (“RSUs”) and (ii) market stock units (“MSUs”), and the total value of such awards are apportioned approximately one-half each in the form of RSUs and MSUs. The estimated dollar amount, the number of RSUs, the target number of MSUs to vest with these awards are shown below:

Name	2019 LTI Award (estimated $ at vesting of RSUs and target number of MSUs)	RSUs	Target Number of MSUs
Andrew S. Clark	2,524,015	203,550	150,870
Kevin Royal	790,000	63,710	47,220
Diane L. Thompson	375,847	30,310	22,470
Thomas McCarty	576,800	46,520	34,480
Anurag Malik	319,300	25,750	19,090
The RSUs are subject to a four-year vesting schedule, with 25% of the shares underlying the RSUs vesting on each anniversary of the grant date. The MSUs are subject to a three-year vesting schedule, with the full grant vesting three years from the grant date, provided that the Company or a subsidiary of the Company must meet a vesting condition within three years from the grant date. If the vesting condition is not met during that time frame, no MSUs will vest.
In addition to the vesting condition, the vesting of the MSUs is also subject to a threshold, a ten percent discount and a cap. The MSUs have a threshold which provides that if the Company’s stock price declines by more than 40%, no MSUs will vest. In addition, the MSUs are subject to a ten percent discount; for example if there is no change in share price, the number of MSUs that vest is 90% of the Target Number of MSUs, and if the share price increases 210%, the number of MSUs that vest is 200% of the Target Number of MSUs granted. The MSUs also have a cap which provides that the maximum number of MSUs that may vest are capped at 200% of the Target Number of MSUs granted.
Subject to the conditions and restrictions described above, on the first anniversary of the Closing the respective Target Number of MSUs multiplied by: (i) the 20-day average closing price of the Company’s common stock divided by $6.11 (closing price on the date of grant), minus (ii) 0.1, shall vest for each NEO shown.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2019		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel